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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Registration Statement of Georgia Bank Financial Corporation (Form SB-2) for the registration of 278,000 shares of its common stock of our report dated February 2, 1996, with respect to the financial statements of Georgia Bank Financial Corporation for the years ended December 31, 1995 and 1994.


                         /s/CHERRY, BEKAERT & HOLLAND, L.L.P.
                         ------------------------------------
                         Cherry, Bekaert & Holland, L.L.P.

Augusta, Georgia
August 11, 1997